EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS FEBRUARY 2006

OPERATIONAL PERFORMANCE

HOUSTON, March 1, 2006 - Continental Airlines (NYSE: CAL) today reported a February consolidated (mainline plus regional) load factor of 76.0 percent, 2.1 points above last year's February consolidated load factor. The carrier reported a mainline load factor of 76.1 percent, 1.7 points above the February 2005 mainline load factor, and a domestic mainline load factor of 81.0 percent, 4.2 points above February 2005. All three were records for February. In addition, the airline had an international mainline February load factor of 70.5 percent, 1.0 points below February 2005.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 71.0 percent and a systemwide mainline completion factor of 98.4 percent. These operational results were negatively impacted by the record blizzard in the Northeast the weekend of Feb. 11.

In February 2006, Continental flew 6.0 billion consolidated revenue passenger miles (RPMs) and 7.9 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 13.0 percent and a capacity increase of 9.9 percent as compared to February 2005. In February 2006, Continental flew 5.3 billion mainline RPMs and 7.0 billion mainline ASMs, resulting in a mainline traffic increase of 12.3 percent and a mainline capacity increase of 9.9 percent as compared to February 2005. Domestic mainline traffic was 3.0 billion RPMs in February 2006, up 10.7 percent from February 2005, and domestic mainline capacity was 3.7 billion ASMs, up 4.9 percent from February 2005.

For the month of February 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 8.0 and 9.0 percent compared to February 2005, while mainline passenger RASM is estimated to have increased between 6.0 and 7.0 percent compared to February 2005.  For January 2006, consolidated passenger RASM increased 5.0 percent compared to January 2005 while mainline passenger RASM increased 3.3 percent from January 2005.

Continental's regional operations (Continental Express) had a record February load factor of 75.0 percent, 4.9 points above last year's February load factor. Regional RPMs were 693.9 million and regional ASMs were 924.9 million in February 2006, resulting in a traffic increase of 17.9 percent and a capacity increase of 10.2 percent versus February 2005.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 151 domestic and 133 international destinations - more than any other carrier in the world. More than 400 additional points are served via SkyTeam alliance airlines. With 42,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. In 2005, Continental again won major awards at the OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
FEBRUARY	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,019,661	2,728,128	10.7	Percent

International	2,305,985	2,012,533	14.6	Percent
Transatlantic	991,344	807,410	22.8	Percent
Latin America	800,800	734,621	9.0	Percent
Pacific	513,841	470,502	9.2	Percent

Mainline	5,325,646	4,740,662	12.3	Percent
Regional	693,857	588,542	17.9	Percent
Consolidated	6,019,503	5,329,204	13.0	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,728,226	3,553,389	4.9	Percent

International	3,272,272	2,815,847	16.2	Percent
Transatlantic	1,464,969	1,184,571	23.7	Percent
Latin America	1,064,388	986,968	7.8	Percent
Pacific	742,916	644,308	15.3	Percent

Mainline	7,000,499	6,369,236	9.9	Percent
Regional	924,884	839,358	10.2	Percent
Consolidated	7,925,383	7,208,593	9.9	Percent
PASSENGER LOAD FACTOR
Domestic	81.0 Percent	76.8 Percent	4.2	Points

International	70.5 Percent	71.5 Percent	-1.0	Points
Transatlantic	67.7 Percent	68.2 Percent	-0.5	Points
Latin America	75.2 Percent	74.4 Percent	0.8	Points
Pacific	69.2 Percent	73.0 Percent	-3.8	Points

Mainline	76.1 Percent	74.4 Percent	1.7	Points
Regional	75.0 Percent	70.1 Percent	4.9	Points
Consolidated	76.0 Percent	73.9 Percent	2.1	Points
ONBOARD PASSENGERS
Mainline	3,456,431	3,162,967	9.3	Percent
Regional	1,230,971	1,071,542	14.9	Percent
Consolidated	4,687,402	4,234,509	10.7	Percent
CARGO REVENUE TON MILES (000)
Total	83,798	85,588	-2.1	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	6,223,330	5,590,148	11.3	Percent

International	4,996,051	4,397,835	13.6	Percent
Transatlantic	2,154,097	1,792,508	20.2	Percent
Latin America	1,706,821	1,572,836	8.5	Percent
Pacific	1,135,133	1,032,491	9.9	Percent

Mainline	11,219,381	9,987,983	12.3	Percent
Regional	1,426,892	1,206,636	18.3	Percent
Consolidated	12,646,273	11,194,619	13.0	Percent
AVAILABLE SEAT MILES (000)
Domestic	7,819,278	7,314,656	6.9	Percent

International	6,898,958	5,939,100	16.2	Percent
Transatlantic	3,075,600	2,511,609	22.5	Percent
Latin America	2,244,177	2,065,461	8.7	Percent
Pacific	1,579,181	1,362,030	15.9	Percent

Mainline	14,718,236	13,253,756	11.0	Percent
Regional	1,932,605	1,734,972	11.4	Percent
Consolidated	16,650,841	14,988,728	11.1	Percent
PASSENGER LOAD FACTOR
Domestic	79.6 Percent	76.4 Percent	3.2	Points

International	72.4 Percent	74.0 Percent	-1.6	Points
Transatlantic	70.0 Percent	71.4 Percent	-1.4	Points
Latin America	76.1 Percent	76.1 Percent	0.0	Points
Pacific	71.9 Percent	75.8 Percent	-3.9	Points

Mainline	76.2 Percent	75.4 Percent	0.8	Points
Regional	73.8 Percent	69.5 Percent	4.3	Points
Consolidated	75.9 Percent	74.7 Percent	1.2	Points
ONBOARD PASSENGERS
Mainline	7,164,530	6,520,994	9.9	Percent
Regional	2,528,504	2,176,783	16.2	Percent
Consolidated	9,693,034	8,697,777	11.4	Percent
CARGO REVENUE TON MILES (000)
Total	164,118	166,998	-1.7	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
FEBRUARY	2006	2005	Change
On-Time Performance [1]	71.0%	77.1%	(6.1)	Points
Completion Factor [2]	98.4%	99.6%	(1.2)	Points
January 2005 year-over-year consolidated RASM change			5.0	Percent
January 2005 year-over-year mainline RASM change			3.3	Percent
February 2006 estimated year-over-year consolidated RASM change			8.0-9.0	Percent
February 2006 estimated year-over-year mainline RASM change			6.0-7.0	Percent
February 2006 estimated average price per gallon of fuel, including fuel taxes			1.92	Dollars
First Quarter 2006 est. average price per gallon of fuel, including fuel taxes			1.90	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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